This Registration Statement consists of 7 pages. The Exhibit Index appears on page 4.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           VIKING CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
         (State or other jurisdiction of incorporation or organization)

                                   87-0442090
                                   ----------
                      (I.R.S. Employer identification no.)

                Two Lincoln Center, Suite 300, 5420 LBJ Freeway,
                ------------------------------------------------
                               Dallas, Texas 75240
                               -------------------
               (Address of principal executive offices)(Zip code)

                Viking Capital Group, Inc. Employee Benefit Plan
                ------------------------------------------------
                            (Full title of the plan)

             William J. Fossen, Chairman, Viking Capital Group, Inc.
             -------------------------------------------------------
                5420 LBJ Freeway, Suite 300, Dallas, Texas 75240
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (972) 386-9996
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                    Maximum        Maximum
Title of          Amount            offering       aggregate        Amount of
securities to     to be             price per      Offering         Registration
be registered     registered        share          price            fee
--------------------------------------------------------------------------------
  Class A
Common Stock      1,000,000 (1)    (2)$0.69       (2)$690,000       $191.82
--------------------------------------------------------------------------------

(1) Represents shares issuable under certain conditions to Viking Capital Group, Inc. Employee Benefit Plan as approved by the Board of Directors of Viking Capital Group, Inc.
(2) Calculated in accordance with Rule 457 using the average of the bid and ask price on January 19, 1999, for the purpose of calculating fees.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         All statements and contents of the prior registration statement, identified by file number 33-91342, are incorporated by reference.

           The Registrant incorporates the following additional documents by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

         (b) The Registrant's Reports on Form 10-QSB for the Quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and

         (c) All other documents filed by registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.


Item 4.  Description of Securities.

                  Incorporated by reference from prior registration, filing number 33-91342.


Item 5.  Interests of Counsel and Named Experts.

                  Not applicable.


Item 6.  Indemnification of Officers and Directors.

                  Indemnification of Officers and Directors, Incorporated by reference from prior registration, filing number 33-91342.


Item 7.  Exemption from Registration Claimed.

                  Not Applicable.


Item 8.  Exhibits.


         5 Opinion Letter of Graham, Bright & Smith, P.C. as to the legality of shares being registered.

         24 Consent of Graham, Bright & Smith, P.C., filed as Exhibit 5 to this Registration Statement.


Item 9.  Undertakings.

                  Incorporated by reference to prior registration, filing number 33-91342.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, an Amendment thereof, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 23 day of December, 1998.


                           Viking Capital Group, Inc.


                                   By:/s/ William J. Fossen
                                      --------------------------------
                                          William J. Fossen, President



         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints William J. Fossen or his successor in office, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments and amendments thereto) this Registration Statement on Form S-8 of Viking Capital Group, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                  Date
---------                             -----                  ----

/s/ William J. Fossen                 Director &             12/23/98
-------------------------             President
William J. Fossen


/s/ Matthew W. Fossen                 Director &             12/23/98
-------------------------             CFO, Secty, Treas.
Matthew W. Fossen


/s/ Mary M. Pohlmeier                 Director               1/14/99
-------------------------
Mary M. Pohlmeier


/s/ Robin M. Sandifer                 Director               1/14/99
-------------------------
Robin M. Sandifer

                                  EXHIBIT INDEX


Exhibit                   Description                                  Page No.
--------------------------------------------------------------------------------

5                 Opinion of Graham, Bright & Smith, P.C.                6

24                Consent of Graham, Bright & Smith, P.C.
                  filed as Exhibit 5 to the registration
                  statement                                              6

                                 EXHIBIT 5, 24

                                                                   EXHIBIT 5, 24


                          GRAHAM, BRIGHT & SMITH, P.C.
                           A Professional Corporation
                            Attorneys and Counselors
                               Two Lincoln Centre
                           5420 LBJ Freeway, Suite 300
                            Dallas, Texas 75240-2384


RICK J. W. GRAHAM                                               FAX 972-770-2156
     972-788-5300

                                January 21, 1999


Viking Capital Group, Inc.
Two Lincoln Centre
5420 LBJ Freeway, Suite 300
Dallas, Texas 75240

                  Re: Registration Statement on Amended Form S-8


Ladies and Gentlemen:

         You have requested our opinion as to the legality of the issuance by Viking Capital Group, Inc. (the "Company") of up to 1,000,000 shares of common stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") dated the 23rd day of December, 1998, which will amend the Form S-8 filed on January 31, 1996. As your counsel, we have reviewed and examined the following:

         1.  the Articles of Incorporation of the Company, (the "Articles");
         2. the By-Laws of the Company, as certified by the Secretary of the Company;
         3.  the Minute Book of the Company;
         4. a copy of certain Resolutions of the Board of Directors of the Company;
         5.  the Registration Statement;
         6.  the Employee Benefit Plan; and
         6. such other matters as we have deemed relevant in order to form our opinion expressed below.

         In giving our opinion, we have assumed the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy and the genuineness of all signatures on such originals or copies all as submitted by the Company officers.

         Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement and provided that at least par value is paid for the Shares, will have been duly authorized, legally issued, fully paid and non-assessable. We express no opinion as to the laws of any jurisdiction other than those of the United States of America and the State of Texas. Further, our opinion is subject to the qualification that no opinion is expressed herein as to the application of State Securities or Blue Sky Laws. We do not purport to be admitted to practice in the State of Utah.

Viking Capital Group, Inc.
January 21, 1999
Page 2

         This opinion is furnished by us as counsel to the Company and is solely for the Company's benefit. Neither this opinion nor copies hereof may be relied upon, delivered to or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the use of our opinion in the Registration Statement. In giving our consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.



                                                 Very truly yours,

                                                 GRAHAM, BRIGHT & SMITH, P.C.
                                                 A Professional Corporation
                                                 Attorneys and Counselors


                                                 BY: /s/ RICK J. W. GRAHAM
                                                     -----------------------
                                                         RICK J. W. GRAHAM